PORTFOLIO PURCHASE AGREEMENT
                                 (With Recourse)


This Portfolio Purchase Agreement (With Recourse) (the "Agreement") is made as of this 27th day of November, 1996, by and between The CIT Group/Equipment Financing, Inc. ("CIT"), whose business address is 900 Ashwood Parkway, Atlanta, GA 30338, and Sunrise Leasing Corporation (the "Company"), whose principal place of business is at 5500 Wayzata Blvd., Suite 725, Golden Valley, MN 55416.

The Company desires to sell to CIT, and CIT desires to purchase from the Company, a portfolio of certain equipment leases described further below for the purchase price and upon the further terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual obligations set forth below, the parties agree as follows:

1.  Definitions.

For the purpose of this Agreement:

(a) "CIT" shall mean The CIT Group/Equipment Financing, Inc., a New York corporation.

(b) "Closing Date" shall mean November 15, 1996 or such earlier date as the parties may agree to complete the transactions contemplated herein.

(c)  "Company" shall mean Sunrise Leasing Corporation, a Minnesota corporation.

(d)  "Customer" shall mean the lessee under any Lease.

(e)  "Discount Rate" shall mean 8.56 percent (8.56%).

(f) "Equipment" shall mean the machinery, equipment and other personal property covered by any Lease, together with all additions (excluding upgrades or any other item that, if removed, does not diminish the value of the property or materially alter the physical components of the property), repairs, substitutions, replacement parts and accessories incorporated therein or affixed thereto and proceeds of all of the foregoing.

(g) "Equipment Lease Schedule" shall mean a schedule to a master lease agreement or any add-on, upgrade or renewal of any schedule, together with all acceptance certificates related to such schedule, add-on, upgrade or renewal.

(h) "Fiscal Year" shall initially mean the period beginning on the date of this Agreement and ending December 31, 1996, and thereafter each calendar year, or uncompleted portion thereof, during the term of this Agreement.

(i) "Guarantor" shall mean Sunrise Resources, Inc., the corporate parent of the Company.

(j) "Lease" shall mean a lease agreement or an Equipment Lease Schedule together with its related master lease agreement, and "Leases" shall mean all of the lease agreements and Equipment Lease Schedules together with the master lease agreements related to such Equipment Lease Schedules, and in each case all exhibits, attachments, amendments, riders and addenda to any of the lease agreement, master lease or Equipment Lease Schedule, by and between the Company and the various lessees, all as listed on the attached Schedule A, which is incorporated herein by reference.

(k) "Lease Term" shall mean with respect to a Lease, the term of the Lease being assigned to CIT hereby, including any renewal term so assigned.

(l) "Purchase Price" shall have the meaning set forth in Section 4 of this Agreement.

(m) "Related Documents" shall mean, with respect to any Lease, related instruments, certificates, guaranties, security agreements, representations and warranties, letters of credit, financing statements, recourse agreements, certificates of title (if applicable), and other documents, including without limitation the contract for sale of Equipment to which such Lease relates.

(n) "Repurchase Price" shall mean the Unpaid Balance (as defined herein) of any Lease, discounted to present value as of the date the Repurchase Price is payable (using the Discount Rate as defined herein), plus any and all reasonable out-of-pocket expenses. The term "out-of-pocket expenses" shall include, without limitation, the cost of repossession of Equipment, storage and sale of Equipment, compliance with applicable legal requirements, reasonable attorneys' fees and court costs, and like expenses incurred by CIT in connection with such Lease until the Repurchase Price is paid in full.

(o) "Unpaid Balance" shall mean the aggregate unpaid rentals and other amounts due or to become due under any Lease, including, without limitation, the amount of any purchase option price, renewal option or put option price (e.g., price payable by a Customer under a purchase agreement upon demand by Company) to the extent such option price is included in the computation of the Purchase Price for such Lease.

2.   Sale of Leases.

(a) Subject to the terms and provisions of this Agreement, the Company hereby sells, transfers and assigns to CIT on a recourse basis all of the right, title, and interest of the Company in and to all of the Leases, the Related Documents, the rentals and other payments due and to become due under the Leases and Related Documents including, without limitation, all amounts payable by Customers upon the exercise of any (i) early termination rights provided in the Leases (up to the amount of the Repurchase Price at the time such right is exercised and payment is made) and (ii) renewal options or purchase options or any put option price (but only to the extent such options were included in the computation of the Purchase Price), all rights to the proceeds of insurance covering the Equipment, all of the rights and remedies of the Company under the Leases and under any Related Documents, including the right to take in the Company's name, any and all proceedings legal, equitable or otherwise, that the Company might otherwise take save for this Agreement and proceeds of the foregoing.

(b) CIT shall have in addition to all other rights hereunder, the right to receive and retain any and all payments and rights thereto under any Lease, to use or sell and dispose of Equipment and any of the Company's rights thereto and to apply and use such payments, rights, Equipment and proceeds to satisfy any and all obligations of the Company hereunder.

(c) CIT does not assume any of the obligations of the Company under any Lease and shall have no duties in respect thereof. So long as no Event of Default has occurred and is continuing hereunder, the Company shall continue to bill Customers for amounts due under the Leases, and all invoices for amounts due on or after January 1, 1997, shall direct Customers to make all payments directly to The CIT Group/Equipment Financing, Inc. at P.O. Box 7777-W0800X, Philadelphia, PA 19175 or at such other address as CIT may, from time to time, direct. If an Event of Default shall occur, then CIT, at its option exercised in its sole discretion, may terminate the authority of the Company to bill, and CIT shall undertake the billing and collection of the amounts due and to become due thereafter for each Lease. CIT will collect the amounts due under the Leases in a manner consistent with its customary practices for accounts of the same kind; provided, however, that in no event shall CIT's failure to make such collection efforts impair or release or otherwise affect the obligations of the Company to CIT hereunder or result in the imposition on CIT of any liability to the Company.

3.   Grant of Security Interest; Setoff.

(a) As security for all amounts due to CIT under the Leases, and for all other present and future indebtedness or obligations of the Company to CIT of every kind and nature,including, without limitation, the repurchase obligations under this Agreement, the Company hereby grants to CIT a security interest in the Equipment and any proceeds thereof. Title to the Equipment shall remain in the Company and is not transferred to CIT for any purpose.

(b) In the event of a default by the Company in the payment or performance of its obligations hereunder, CIT may immediately apply all or any part of any amount owed by CIT to the Company or held by CIT for the account of the Company to pay all or any part of the Company's outstanding obligations hereunder. CIT shall promptly give notice to the Company of such application.

4.   Purchase Price; Installment Payments.

(a) Subject to the conditions set forth in this Agreement, CIT hereby agrees to pay the Company Three Million Six Hundred Fifty Seven Thousand Six Hundred Eighty Three Dollars and Thirty-Seven Cents ($3,657,683.37) (the "Purchase Price"), which represents the sum of the Unpaid Balances for each Lease, discounted to present value at the Discount Rate.

(b) CIT shall pay the Purchase Price in two installments, either by its check payable to the order of the Company or in such other manner of remittance as the Company and CIT may agree upon, as follows:

     (i) On the Closing Date, upon compliance by the Company with Section 5 hereof, CIT shall pay to the Company as the first installment $2,857,683.37.

     (ii) When all installments of rent and other amounts required to be paid under each of the Leases then held by CIT have been paid to CIT in full, CIT shall pay to the Company as the final installment, eight hundred thousand dollars ($800,000), plus interest on that amount accrued at the Discount Rate per annum from the Closing Date until the final installment is paid.

     (iii)Notwithstanding the foregoing clause (ii), CIT shall evaluate the performance of the Leases annually on or about the anniversary of the Closing Date, and CIT may elect in its sole discretion on the basis of such evaluation to prepay all or any part of the final installment without premium or penalty.

5.   Delivery of Leases and Other Documents to CIT.

(a) Concurrently with, and as a condition precedent to, payment of the first installment of the Purchase Price pursuant to Section 4 of this Agreement, the Company shall deliver to CIT or cause CIT to have received:

     (i) in the case of each Lease being assigned and sold to CIT pursuant hereto,

          (A) all the original counterparts of the Equipment Lease Schedule for such Lease (except the signed copy retained by the Customer), a copy of the related master lease which copy is certified by the Company as true, correct and complete and, if the Equipment Lease Schedule is an add-on, upgrade or renewal of an Equipment Lease Schedule not being assigned to CIT hereunder, a copy of such underlying Equipment Lease Schedule certified by the Company as true, correct and complete;

          (B) all signed originals of each of the Related Documents, except for signed copies retained by Customer;

          (C) acknowledgment copies of Uniform Commercial Code ("UCC") financing statements covering the Equipment described in the Leases filed by the Company against each applicable Customer in all appropriate jurisdictions, each of which financing statements has been duly assigned to CIT and all of which shall be in form and substance satisfactory to CIT;

          (D) a copy of the notice of assignment or form of estoppel letter sent to each Customer notifying Customer of the sale and assignment of such Customer's Lease(s) to CIT and, in the case of the estoppel letters, requesting that the Customer acknowledge the sale and assignment and confirm to CIT the Customer's obligation under the Lease(s);

          (E) such amendments to any Lease as CIT may request prior to the Closing Date in form and substance satisfactory to CIT and executed by each applicable Customer;

     (ii) in the case of Customer Petroleum Information Corporation, an estoppel letter in form and substance satisfactory to CIT sign by such Customer acknowledging the sale and assignment of such Customer's Lease(s) to CIT and confirming to CIT the Customer's obligation under the Lease(s);

     (iii)make available for review by CIT copies of purchase orders, invoices, executed bills of lading and other evidence of ownership with respect to the Equipment;

     (iv) UCC financing statements in form and substance satisfactory to CIT covering the Equipment and the Leases to be filed by CIT against the Company in all appropriate jurisdictions;

     (v) a subordination agreement from the Company's lending banks, First Bank, National Association, of such bank's interest in any of the Leases and the Equipment to the interest of CIT, which subordination agreement shall be satisfactory in form and substance to CIT;

     (vi) evidence that the lessor signing each Lease and Related Documents was duly authorized to do business in each state where the applicable Customer was then located and where such documents were signed at the time they were signed by the lessor;

     (vii)(a certified copy of resolutions of the directors of the Company authorizing the transactions contemplated herein and designating the officer(s) authorized to execute documents on behalf of the Company;

     (viii) a guaranty by Sunrise Resources, Inc. of all of the Company's obligations under this Agreement, which guaranty shall be in form and substance satisfactory to CIT;

     (ix) a certified copy of resolutions of the board of directors of the Guarantor authorizing such guaranty and designating the officer(s) authorized to execute and deliver the guaranty on behalf of the Guarantor; and

     (x) (such other documents and instruments as CIT may reasonably request, duly executed by the Company or its Customers to further implement and effectuate the purposes of this Agreement. All additional assignments, schedules and other documentation with respect to the transfer of Lease to CIT shall be in form and substance reasonable acceptable to CIT.

(b) In the event that the Company is unable to provide to CIT any of the foregoing documents, CIT may elect, in its sole discretion, to complete the purchase of any Leases with respect to which the Company has provided to CIT all of the items required by this Section 5. If CIT elects to proceed with the purchase of fewer than all of the Leases, the Purchase Price shall be adjusted to equal the aggregate Unpaid Balance of those Leases to be purchased, discounted to present value at the Discount Rate.

(c) No later than December 15, 1996, the Company shall deliver to CIT or cause CIT to have received from each Customer whose principal place of business is located in Texas, an estoppel letter in form and substance satisfactory to CIT signed by the Customer to acknowledge the assignment and sale of such Lease(s) to CIT and the disclosure of interest rate and to confirm the Customer's obligations under such Lease(s).

(d) No later than sixty (60) days after the date hereof, the Company shall deliver to CIT or cause CIT to have received:

     (i) From each Customer with one or more Leases the aggregate Unpaid Balances of which equal or exceed $200,000 as of the date hereof, an estoppel letter in form and substance satisfactory to CIT signed by the Customer to acknowledge the assignment and sale of such Lease(s) to CIT and to confirm the Customer's obligations under such Lease(s); and

     (ii) Evidence of insurance coverage on the Equipment, insuring CIT's interest therein and otherwise in form and substance satisfactory to CIT.

(e) The Company shall promptly deliver to CIT a list of all UCC financing statements filed by the Company to protect or perfect its interest in the Equipment together with a copy of each such financing statement. The list shall identify for each Lease the jurisdiction(s) and filing office(s) and the date of filing of each financing statement and any amendment or continuation thereof. In the event CIT or the Company determines that the Company has not filed effective financing statements in each jurisdiction necessary to protect or perfect the interest of the Company in the Equipment, then the Company shall take such action as CIT deems necessary or appropriate to complete an effective filing. Any failure by the Company to complete such corrective action within thirty days (30) after the date of hereof shall constitute a breach of this Agreement entitling CIT to exercise its rights under Section 10(a) hereof.

(f) In addition to providing the documents listed in this Section 5, the Company hereby covenants and agrees that the Company shall make available to CIT the signed original of any document for which a certified copy is required to be delivered by the Company hereunder for use by CIT in defending or enforcing its rights under any of the Leases or this Agreement.

6.   Fee and Closing Costs.

   In addition to the documents required pursuant to Section 5 to be delivered to CIT, the Company shall pay to CIT on the Closing Date (a) the Commitment Fee (as described in that certain letter from CIT to the Company dated October 11, 1996) in the amount of fifty thousand dollars ($50,000) and (b) an amount equal to the sum of all closing costs incurred by CIT including, without limitation, recording fees and expenses, recording taxes and record searches, but not including the cost of document preparation or attorneys' fees incurred by CIT in connection therewith (collectively, the "Closing Costs"). On the Closing Date, CIT shall provide the Company a statement of the Closing Costs. The Company and CIT hereby agree that CIT shall deduct the Commitment Fee and the Closing Costs from the first installment of the Purchase Price.

7.   Warranties of Lease; Documentation.

(a) As to each Lease assigned by the Company to CIT, the Company warrants and represents that:

     (i)  as of the Closing Date, such Lease is not in default;

     (ii) the Company owns the Equipment subject to such Lease free and clear of all liens, claims and encumbrances other than the rights of the Customer under such Lease, the Company has filed UCC financing statements in all appropriate jurisdictions and has taken all other action necessary to protect or perfect its interest in the Equipment and upon the filing of UCC financing statements by CIT against the Company, CIT shall have a valid first priority security interest in such Equipment;

     (iii)such Lease and all Related Documents are true, valid, genuine, binding and enforceable in accordance with their respective terms;

     (iv) the Lease is the only agreement with respect to the Equipment described therein;

     (v) the signed original counterpart of the Lease delivered by the Company to CIT is either the only copy of such Lease actually signed by the Lessee or the only signed original of such Lease marked as the "Original" and each other signed copy of such Lease is marked as a "Duplicate" and the Lease contains a provision to the effect that no security interest in the Lease may be created or perfected by possession of such other signed copy;

     (vi) the Lease is and will continue to be free from defenses, setoffs and counterclaims of any kind and no suit or any legal action or proceeding, administrative, judicial or otherwise has been brought or threatened to be brought by or against the Company in connection therewith;

     (vii)all signatures, names, addresses, amounts and other statements of fact contained in the Lease are true and correct;

     (viii)the Equipment has been delivered to the Customer under the Lease and has been unconditionally accepted by and is presently in the actual possession of and being used by the Customer in its business operations and is in good operating condition;

     (ix) the Company has no knowledge of any denial of liability or the assertion of any claim of invalidity or other defense by the Customer on such Lease;

     (x) any discounts or adjustments to which the Company has agreed are written and apparent on the face of such Lease being offered to CIT;

     (xi) the Company has complied through the Closing Date, and it shall thereafter continue to comply, with all of its warranties and other obligations with respect to the Equipment covered by the Lease to the extent provided in the Lease and Related Documents;

     (xii) the Lease conforms to all applicable laws and regulations;

     (xiii)the Company has not sold, assigned or encumbered the Lease or the Equipment covered thereby to others or done any act to impair the validity or enforceability of the Lease;

     (xiv)the substance and form of any document used by the Company is and will be legally sufficient and enforceable and in full compliance with any and all applicable Federal, State or local laws, regulations and rules;

     (xv) the Customer under such Lease has taken all necessary corporate or other action and has obtained all necessary permits or authorizations with respect to its execution and delivery of such Lease and its performance thereof;

     (xvi)the computation of all interest, fees and other charges, if any, under the Lease has been accurately made and charged and is in full conformity with all applicable laws and regulations;

     (xvii)the Company's records pertaining to the Lease are accurate in all material respects, no installment of rent or other amount due thereunder is past due as of the date hereof and Schedule A to this Agreement reflects accurately for such Lease the full and correct legal name of the Customer, the principal place of business of the Customer, the location of the equipment covered by such Lease, the term of the Lease, the number of rental payments remaining due as of the Closing Date, the amount of each rental payment and the day of the month on which such rental payments become due and payable;

     (xviii) the transaction giving rise to such Lease and the delivery of the Equipment to the Customer conform with all applicable laws, rules or regulations and the agreements between the Customer and the Company with respect thereto;

     (xix)no payments have been made on such Lease by the Company, any affiliate or by a merchant who referred the Customer to the Company;

     (xx) neither the Customer nor any endorser or guarantor thereof is the subject of any bankruptcy or insolvency proceeding;

     (xxi)any insurance policies, certificates and coverages relating to the Equipment subject to such Lease conform with all applicable laws and regulations;

     (xxii) as of the date hereof, no item of Equipment covered thereby has been destroyed, repossessed, sold or substantially damaged;

     (xxiii) (the Equipment described in such Lease is adequately covered by enforceable casualty insurance.

(b) The Company shall not, without the prior written consent of CIT waive, modify, extend, renew, release, or discharge the terms of any Lease or release any Equipment covered thereby, repossess any Equipment or consent to the return thereof or accept collections payable thereunder (except payments due under any Lease prior to the Closing Date).

(c) In purchasing any Lease under this Agreement, the Company acknowledges that CIT is relying upon the warranties of the Company as to such Lease, and it agrees that the knowledge of CIT of any breach of any such Lease at the time of its purchase of any Lease or the failure of CIT to call any such breach to the attention of the Company, shall not impair, limit or constitute any waiver of any such warranties or of the obligations of the Company with respect to such Lease, and that the Company shall remain fully liable for any such breach. Furthermore, the review of any Lease by CIT and the furnishing of any comments in respect thereof to the Company, or the failure to do so in any case, shall not impair, limit or constitute any waiver of any of the obligations or warranties of the Company with respect to such Lease.

(d) In the event any filing or recording of any financing statements or documents are made by CIT, or any such financing statements or documents are prepared by or the execution thereof are supervised by CIT in respect of any Lease, it shall be solely for the convenience of the Company and shall in no way impair, limit or constitute any waiver of the obligations or warranties of the Company with respect to its obligation to assure due compliance with any filing requirements.

8.   Waivers; Notification of Customers.

The Company hereby waives presentment, demand, notice of nonpayment, notice of dishonor and protest as to all Leases sold to CIT hereunder. If any Customer makes any payment in respect of a Lease to the Company notwithstanding notice to the Customer directing it to make all future payments to CIT, then the Company shall transmit and deliver to CIT, immediately upon receipt thereof, all payments on account of any Lease which the Company may receive subsequent to CIT's purchase thereof. The Company agrees that CIT may endorse in the Company's name, all remittances received and all notes or other instruments (if any) evidencing obligations under the Lease and any assignments thereof. CIT shall in the ordinary course of business provide the Company with periodic notices of payment defaults under the Leases in accordance with CIT's usual practices, provided, however, that the failure of CIT to provide such a notice in any particular case shall not affect the Company's obligations under this Agreement or any guaranty thereof or impose any liability upon CIT. The Company agrees that so long as CIT in good faith believes such action to be appropriate under the circumstances, CIT may (but it shall not be obligated to) take any of the following actions with respect to any Lease or any Related Documents, and any Customer or other party obligated thereunder, without impairing, limiting or otherwise affecting the obligations of the Company under this Agreement or any guaranty thereof:

(a) make changes, modifications, amendments or alterations, by operation of law or otherwise;

(b) grant releases or discharges on terms satisfactory to CIT, or by operation of law;

(c)  settle, compromise or adjust any rights, claims or liabilities;

(d)  grant renewals and extensions of time, for payment or otherwise; and

(e) permit the substitution of a Customer or any other party obligated thereunder.

9.   Additional Warranties by the Company.

The Company represents, covenants and warrants to CIT that:

(a) the Company is duly organized, validly existing and in good standing under the laws of the State of Minnesota and the Company is duly qualified as a foreign corporation to do business in each state in which the leasing or ownership of property or the nature of the business of the Company requires such qualification;

(b) the Company has good and marketable title to all properties and assets, whether real or personal, shown on the latest balance sheet of the Company furnished to CIT prior to the execution of this Agreement, subject to no mortgage, security interest, pledge, lien or encumbrance except as are shown on said balance sheet and except for current taxes not now in default, and since the date of the latest balance sheet there has been no material adverse change in the condition, financial or otherwise, of the Company from that shown on said balance sheet;

(c) at the date of such balance sheet, the Company has no material (individually or in the aggregate) liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, due or to become due, other than as reflected or reserved against in said balance sheet, and there have been no material changes since such date and the Company has no material liability for federal or state income taxes other than as shown on said balance sheet and except for taxes relating to operations since the date of said balance sheet and no federal or state tax deficiency assessment has been made or threatened against the Company and there is no pending claim of deficiency or recommendation of the assessment of any deficiency against the Company;

(d) the execution and delivery of this Agreement and the performance thereof by the Company are not in violation of any provisions of the Company's articles of incorporation or by-laws or any indenture or mortgage or other Agreement to which the Company is a party or under which it may be bound;

(e) all of the Leases sold and assigned to CIT hereunder are owned by the Company free and clear of all security interests, liens, encumbrances and claims in favor of others;

(f) the Company has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement;

(g)  during the term of this Agreement the Company will furnish CIT:

     (i) within 120 days after the end of each Fiscal Year, a balance sheet and statements of profit and loss and surplus of the Company as at the end of such Fiscal Year, all prepared in accordance with generally accepted principles and practices of accounting consistently applied, accompanied by a certificate from the chief financial officer of the Company to such effect, and reviewed by independent certified public accountants selected by the Company and approved by CIT, such approval not to be unreasonably withheld,

     (ii) within 60 days after the end of each of the first three quarters of each Fiscal Year, a balance sheet of the Company and statements of profit and loss and surplus as at the end of such quarter, all
          prepared  in  accordance  with  generally   accepted   principles  and
          practices of accounting consistently applied, and certified by the chief financial officer of the Company,

     (iii)within 180 days after the end of each Fiscal Year, a balance sheet and statements of profit and loss and surplus of the Guarantor, as at the end of such Fiscal Year, all prepared in accordance with generally accepted principles and practices of accounting consistently applied, accompanied by a certificate from the chief financial officer of the Company to such effect, and reviewed by independent certified public accountants selected by the Company and approved by CIT, such approval not to be unreasonably withheld, and

     (iv) from time to time, such further information regarding the business affairs and financial condition of the Company as CIT may reasonably request; and

(h) the chief executive office of the Company is located at the address set forth above, and the Company shall notify CIT promptly in the event the chief executive office is relocated during the term of this Agreement.

10.  Repurchase of Lease.

(a) In the event that CIT reasonably determines that (i) there has been or may be any breach of any warranty, representation, covenant or other obligation of the Company made herein or (ii) the Equipment covered by any Lease shall have been surrendered, damaged beyond repair, destroyed, abandoned, sold or otherwise disposed of, or attempted to be disposed of, by the Customer in violation of the terms of such Lease, or repossessed, then the Company shall, upon demand by CIT, repurchase any or all of the Leases affected by such breach or other event and within ten (10) days of such demand pay CIT the Repurchase Price for such affected Leases. If an event described in this Subsection 10(a) shall occur, the repurchase of the affected Leases and payment of the Repurchase Price resulting therefrom shall be made whether or not the Customer is in default under such Lease.

(b) As to any Lease, in the event the Customer thereunder shall have defaulted in the payment or performance of one or more of its obligations thereunder and such default shall have continued uncured by such Customer for 60 days or more, then CIT shall promptly notify the Company in writing of such default and the Company shall upon CIT's demand, within ten (10) days of such demand, repurchase such defaulted Lease and pay CIT the Repurchase Price therefor. In no event shall the failure of CIT to give a notice of such default to the Company (x) limit or restrict CIT's rights and remedies hereunder or under the affected Lease or (y) impose any liability upon CIT.

(c) In the event that any Customer alleges, in a legal proceeding or otherwise, that any Lease requires such Customer to make payments in violation of any applicable law which limits or restricts the amount or rate of interest that may be charged to such Customer by the Lessor under the Lease, then the Company shall, upon demand by CIT, repurchase any or all of the Leases affected by such allegation and within ten (10) days of such demand pay CIT the Repurchase Price for such affected Leases. In addition, the Company shall indemnify and hold harmless CIT from any injury, loss, liability or damage arising from any claim that a Lease violates applicable law including, without limitation, any amount CIT repays or otherwise becomes liable to pay a Customer, and any expenses (including attorneys' fees) CIT incurs, in connection with such claim. If an event described in this Subsection 10(c) shall occur, the repurchase of the affected Leases and payment of the Repurchase Price resulting therefrom shall be made whether or not the Customer is in default under such Lease. The obligations of the Company under this Section 10(c) shall survive the termination of the Agreement.

(d) In the event that any Customer exercises any option or right it may have under a Lease to terminate such Lease prior to the end of its Lease Term, and if the Customer is not required by the terms of such Lease to then make a payment (the "Early Termination Payment") equal to or greater than the Repurchase Price at the date of such Early Termination, then the Company shall promptly, upon demand by CIT, repurchase such Lease and within five
     (5) days pay to CIT the Repurchase Price (against which any Early Termination Payment received by CIT from the Customer will be credited). If the Early Termination Payment equals or exceeds the Repurchase Price, then upon receipt thereof, CIT shall retain an amount equal to the Repurchase Price, reassign the Lease to the Company in the manner provided in Section 12 hereof and remit the remaining balance, if any, of the Early Termination Payment to the Company.

(e) Any insurance proceeds received by CIT attributable to Equipment covered by the affected Lease by reason of the events referred to in Subsection 10(a)(ii) above shall be credited against the Repurchase Price payable by the Company with respect to such Lease. In the event of any failure by the Company to repurchase any Lease as required by this Section 10, CIT may (but shall not be required to) liquidate such Lease, including the repossession and disposition of Equipment, and the Company shall be liable for any resulting deficiencies and reasonable expenses incurred in connection therewith. Any repossessed Equipment may be sold for cash or on credit and only the net sale proceeds actually received by CIT shall be considered in computing the deficiency obligation owed by the Company. The repurchase of any Lease and the payment of any Repurchase Price hereunder shall not limit or restrict CIT's right to recover any other damages or expenses resulting from the Company's breach of this Agreement or which are to be indemnified as hereinafter set forth. The Company agrees to pay interest on any payment required to be made hereunder by the Company which is not paid in full when due at the rate of fifteen percent (15%) per annum (or the highest lawful rate, if less) on the unpaid balance thereof. The Company acknowledges and agrees that CIT shall not be obligated to apply any amount of the unpaid Purchase Price as a credit against the Repurchase Price for any affected Lease.

11.  Default by the Company.

In the event:

(a) the Company shall fail timely to repurchase and pay CIT the Repurchase Price (plus interest accrued thereon, if any) for any Lease as provided in
     Section 10; or

(b) the Company defaults in any other payment obligations, or in the performance or observance of any other covenant, agreement, warranty, representation, or provision contained in this Agreement or any other agreement with CIT, and such default shall have continued for a period of 20 days after notice thereof to the Company from CIT, or if the default is curable but cannot, in CIT's judgment, be cured within said 20-day period, then within an additional 20 days if the Company commences promptly to cure such default and pursues its best efforts to cure same with continuity and diligence; or

(c) the Company defaults in the payment of any indebtedness of the Company under any agreement or instrument under or pursuant to which any such indebtedness may have been issued, created, assumed or guaranteed by the Company and such default shall continue for more than the period of grace, if any, therein specified, and such indebtedness be declared due and payable; or

(d) the Company shall cease to do business as a going concern; admit in writing its inability to pay its debts generally as they become due; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; or a complaint or petition or answer seeking reorganization or arrangement or any similar relief under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state is filed by the Company or against the Company and not dismissed within 60 days; or a court of competent jurisdiction shall enter an order, judgment or decree appointing a receiver, trustee, liquidator or conservator (or shall otherwise assume custody or control) of the Company or of the whole or any substantial part of its assets; or

(e) any information furnished by or on behalf of the Company to CIT relating to the sale of the Leases or the financial condition or business affairs of the Company or the Guarantor is determined by CIT to be false or misleading in any material respect;

then, if such default shall be continuing, the Company shall at the option of CIT, without requiring any tender of the Leases, promptly repurchase on demand all of the Leases then held by CIT for the aggregate Repurchase Price thereof. Upon the Company's failure, within 10 days after CIT's demand that it do so, to repurchase all of the Leases then held by CIT pursuant to this Section, the Company agrees to pay interest on the unpaid balance of the Repurchase Price at the rate of eighteen percent (18%) per annum (or the highest lawful rate, if less) until the Repurchase Price is paid in full. Following a default under this
Section 11, CIT shall have no obligation to reassign any Lease to the Company until the Company has paid all its obligations to CIT hereunder, including payment of the aggregate Repurchase Price for all of the Leases, and CIT shall have all of the rights and remedies of a secured party under the Uniform Commercial Code with respect to each Lease and the Equipment subject thereto and may at any time sell or otherwise dispose of such Lease or any part thereof in a commercially reasonable manner at public or private sale, on at least 10 days' notice to the Company. The proceeds of any Lease and/or of any Equipment may be applied in full to the payment of the aggregate Repurchase Price whether or not a deficiency exists with respect to the particular Lease and its related Equipment. CIT may also apply any unpaid installments of Purchase Price to pay the Repurchase Price as provided in Section 4 hereof. Until payment therefor, CIT may (but shall not be required to) liquidate said Lease, including the repossession and disposition of Equipment, and the Company shall be liable for any resulting deficiencies from the aggregate Repurchase Price (after application of unpaid Purchase Price installments, if any), plus all reasonable costs, charges and expenses incurred in connection therewith, including reasonable attorneys' fees and other legal expenses not otherwise included in the Repurchase Price. Any repossessed Equipment may be disposed of for cash or on credit and the net proceeds received by CIT shall be considered in computing the deficiency obligation owed by the Company. CIT may also institute an action against the Company in a court of competent jurisdiction for a judgment in the amount of the aggregate unpaid Repurchase Price of the Leases then held by it, plus any interest accrued as provided herein, attorneys' fees, costs and expenses incurred by it in enforcing its rights and remedies. All rights and remedies of CIT under this Agreement or any applicable law shall be cumulative. In all events, CIT shall account to the Company for the balance of any unpaid installments of Purchase Price.

12.  Reassignment of Lease.

(a)  CIT shall  reassign  the Leases to the Company as provided in this  Section
     12.

     (i) Absent a default under Section 11 hereof, concurrently with the timely payment by the Company pursuant to Section 10 of the Repurchase Price for any Lease, CIT shall reassign such Lease to the Company.

     (ii) Absent a default under Section 11 hereof and so long as there is no outstanding demand for repurchase of one or more Leases under Section 10 hereof, promptly after all installments of rent and other amounts required to be paid under any Lease then held by CIT have been paid to CIT in full, CIT shall reassign such Lease to the Company.

     (iii)In an event of default under Section 11 hereof, upon payment in full by the Company of all its unpaid obligations hereunder, including without limitation the aggregate Repurchase Price of all of the Leases then held by CIT, CIT shall reassign all such Leases as it may then hold, if any, to the Company.

(b) In each case, such reassignment shall be without recourse and without representation or warranty except that CIT shall warrant that it has title to the Leases free and clear of liens and encumbrances created by or through CIT. At the request of the Company, CIT shall provide the Company with copies of appropriate documents or computerized material relating to repurchased Lease showing CIT's payment records in respect thereof. All financing statements relating to the subject Leases shall be reassigned to the Company and CIT shall deliver to the Company such original copies of the Leases and Related Documents as may have been previously delivered to CIT by the Company. Prior to the repurchase by the Company, CIT shall file UCC continuation statements, if appropriate, with respect to Leases assigned to it by the Company under this Agreement; however, any failure of CIT to file any such continuation statements shall not be a defense to any repurchase of the related Leases by the Company if any lapse in filing is subsequently cured by a new filing without any intervening security interest or lien, or if any such lapse in filing would not otherwise have caused a loss to the Company in respect of such Lease, or if there is such a lapse which results in any intervening security interest or lien, then only to the extent of the actual loss proximately resulting therefrom. CIT's obligation to reassign Leases under this Section 12 shall not be deemed to in any way limit the exercise by CIT of its rights and remedies provided elsewhere in this Agreement, including Section 11 above.

13.  Indemnification.

The Company shall indemnify and hold CIT harmless from any liability, loss, injury or damage, including without limitation, all incidental and consequential damages, together with all reasonable out-of-pocket costs and expenses relating thereto, including legal and accounting fees and expenses arising out of or resulting directly or indirectly from any breach of any of the representations, warranties, covenants, agreements or any other obligation of the Company hereunder or under the Leases or Related Documents, except to the extent caused by CIT's gross negligence or wilful misconduct. Without limiting the generality of the foregoing, the Company shall indemnify and hold CIT harmless from any loss or damage arising out of or resulting from the fact that any Equipment is located outside of the United States. If a claim is made upon CIT at any time for repayment or recovery of any amount(s) or other value received by CIT, from any source, in payment of or on account of any of the obligations evidenced by any Lease purchased by CIT pursuant to this Agreement and CIT repays or otherwise becomes liable for all or any part of such claim by reason of: (i) any judgment, decree or order of any court or administrative body having competent jurisdiction relating to the bankruptcy or insolvency of the Customer, or (ii) any settlement or compromise of any such claim, the Company shall remain liable to CIT hereunder for the amount so repaid or for which CIT is otherwise liable to the same extent as if such amount(s) had never been received by CIT, notwithstanding any termination of this Agreement or the cancellation of any Lease evidencing any of the obligations of the Customer thereunder; provided that such repayment or recovery was not caused by any action or inaction of CIT other than accepting payment of the amounts in question. The obligations of the Company under this Section 13 shall survive the termination of this Agreement.

14.  Term of Agreement.

This Agreement shall become effective upon acceptance by CIT at its office in Atlanta, Georgia, and shall continue in effect so long as any Lease or any other obligations hereunder shall be outstanding.

15.  Modification and Waiver; Complete Agreement.

No modification or waiver of any provision of this Agreement shall be effective unless such modification or waiver shall be in writing and signed by a duly authorized officer of CIT and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing. This Agreement and the related agreements and documents described herein constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede any and all prior discussions or agreements. Any unwritten agreements or understandings not included herein shall not be effective between the parties. Any differences, including additions or omissions, between this Agreement and the proposal discussed in the letter of CIT to the Company dated October 11, 1996, are intentional.

16.  Notices; Choice of Law; Successors and Assigns.

All notices, offers, demands or replies by any party to this Agreement to any other party shall be in writing and (unless otherwise specified) shall be sent by certified mail, return receipt requested, postage prepaid, by commercial courier or by hand delivery, addressed, as the case may be,

to CIT at:                            or to the Company at:

900 Ashwood Parkway, 6th Floor         5500 Wayzata Boulevard, Suite 725

Address                                Address

Atlanta, GA  30338                     Golden Valley, MN  55416

City, State & Zip Code                 City, State & Zip Code

Attention:  Business Center Manager

or to such other person or address as any party shall designate in writing to the other parties from time to time sent or delivered in like manner, and shall be effective when sent unless otherwise provided in this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement shall be binding upon and inure to the benefit of the Company and CIT and their respective successors and assigns, but nothing herein shall give the Company the right to assign this Agreement or its rights hereunder without the express prior written consent of CIT.

17.  Facsimile Signatures.

   The parties may sign this Agreement in any number of counterparts and on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. The parties agree that the execution and transmittal of this Agreement by facsimile shall be of the same binding effect on the party so executing the Agreement as the handwritten execution upon an original copy of the Agreement. The parties agree that they will promptly forward to the others an executed original of the Agreement transmitted by facsimile, but that the failure of a party to do so or the absence of arrival of any such executed Agreement shall have no effect on the binding nature of the Agreement transmitted by facsimile.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.


THE CIT GROUP/EQUIPMENT FINANCING, INC.      SUNRISE LEASING CORPORATION

By   /s/ Claire F. Laury                     By  /s/ R. Bradley Pike
Name Claire F. Laury                         Name  R. Bradley Pike
Title Vice President                         Title Vice President

                                    GUARANTY


To:  The CIT Group/Equipment Financing, Inc.

This guaranty is being given in connection with the Portfolio Purchase Agreement dated November 27th, 1996 (the "Agreement") between Sunrise Leasing Corporation, as seller ("Sunrise Leasing"), and The CIT Group/Equipment Financing, Inc. as buyer.

The undersigned, Sunrise Resources, Inc., requests that you to enter into the foregoing Agreement and to induce you to do so and in consideration thereof and of benefits to accrue to us therefrom, we, as a primary obligor, unconditionally guarantee to you that Sunrise Leasing will fully and promptly pay and perform all of its obligations to you under the Agreement, whether direct or indirect, joint or several, absolute or contingent, secured or unsecured, matured or unmatured and whether originally contracted with you or otherwise acquired by you, irrespective of any invalidity or unenforceability of any such obligation or the insufficiency, invalidity or unenforceability of any security therefor. We further agree that, without your first having to proceed against Sunrise Leasing or to liquidate paper or any security therefor, we will pay on demand all sums due and to become due to you from Sunrise Leasing and all losses, costs, attorneys' fees or expenses which may be suffered by you by reason of a default by Sunrise Leasing or default of the undersigned, and we agree to be bound by and on demand to pay any deficiency established by a sale of the Agreement and/or security held, with or without notice to us. This guaranty is an unconditional guarantee of payment and performance. No guarantor shall be released or discharged, either in whole or in part, by your failure or delay to perfect or continue the perfection of any security interest in any property which secures the obligations of Sunrise Leasing to you under the foregoing Agreement, or to protect the property covered by such security interest.

No termination hereof shall be effective except by notice sent to you by certified mail return receipt requested naming a termination date effective not less than 90 days after the receipt of such notice by you, and no termination hereof shall affect any transaction effected prior to the effective date of termination.

The undersigned hereby waives notice of acceptance hereof; presentment, demand, protest and notice of nonpayment or protest as to the foregoing Agreement; any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which we may now or hereafter have against the Sunrise Leasing or any other person directly or contingently liable for the obligations guaranteed hereunder, or against or with respect to the property of Sunrise Leasing (including, without limitation, property collateralizing its obligations to you), arising from the existence or performance of this guaranty; all other demands and notices required by law; all setoffs and counterclaims; and any duty on your part (should such duty exist) to disclose to any of us any matter, fact or thing related to the business operations or condition (financial or otherwise) of Sunrise Leasing or its affiliates or property, whether now or hereafter known by you.

You may at any time without our consent, without notice to us and without affecting or impairing the obligation of us hereunder, do any of the following:

(a) renew, extend (including extensions beyond the original term of the Agreement), modify, release or discharge any obligations of Sunrise Leasing, its customers, of co-guarantors (whether hereunder or under a separate instrument) or of any other party at any time directly or contingently liable for the payment of the obligations of Sunrise Leasing under the Agreement;

(b) accept partial payments of the obligations of Sunrise Leasing under the Agreement;

(c) accept new or additional documents, instruments or agreements relating to or in substitution of the obligations of Sunrise Leasing under the Agreement;

(d) settle, release (by operation of law or otherwise), compound, compromise, collect or liquidate any of the obligations of Sunrise Leasing under the Agreement and the security therefor in any manner;

(e) consent to the transfer or return of the security, and take and hold additional security or guaranties for the obligations of Sunrise Leasing under the Agreement;

(f)  amend, exchange, release or waive any security or guaranty; or

(g) bid and purchase at any sale of any security for the Agreement and apply any proceeds or security, and direct the order and manner of sale.

If a claim is made upon you at any time for repayment or recovery of any amount(s) or other value received by you, from any source, in payment of or on account of any of the obligations of Sunrise Leasing guaranteed hereunder and you repay or otherwise become liable for all or any part of such claim by reason of:

(a) any judgment, decree or order of any court or administrative body having competent jurisdiction; or

(b)  any settlement or compromise of any such claim,

we shall remain liable to you hereunder for the amount so repaid or for which you are otherwise liable to the same extent as if such amount(s) had never been received by you, notwithstanding any termination hereof or the cancellation of any note or other agreement evidencing any of the obligations of Sunrise Leasing.

This guaranty shall bind our successors and assigns, and shall inure to your successors and assigns, including, but not limited to, any party to whom you may assign the Agreement, we hereby waiving notice of any such assignment. All of your rights are cumulative and not alternative.

By execution of this guaranty, the guarantor hereunder agrees to waive all rights to trial by jury in any action, proceeding or counterclaim on any matter whatsoever arising out of, in connection with, or related to this guaranty.

Executed November 27, 1996



SUNRISE RESOURCES, INC.


By: /s/ R. Bradley Pike

Name/Title: R. Bradley Pike, Vice President

Address:


WITNESS:

By: /s/ Racheal J. Cano
     Secretary